Exhibit 99.6

Amalgamated Financial Becomes the First Publicly Traded Financial Services

Company to Incorporate as a Public Benefit Corporation

As the holding company of Amalgamated Bank, America’s socially responsible bank, Amalgamated Financial is the first publicly traded financial services company to become a public benefit corporation, committing to promote social and environmental justice in-line with stockholder return.

NEW YORK, March 1, 2021 – Amalgamated Financial Corp. (“Amalgamated Financial” or the “Company”) (NASDAQ:AMAL) and Amalgamated Bank (the “Bank”) today announced the consummation of a holding company reorganization, effective March 1, 2021, pursuant to which the Company became the parent bank holding company of the Bank. In the reorganization, each share of the Bank’s Class A common stock converted into one share of the Company’s common stock. Following the consummation of the reorganization, shares of the Company’s common stock will trade on The Nasdaq Global Market under the same ticker symbol, AMAL, that was used for shares of the Bank’s Class A common stock before the reorganization.

Upon consummation of the reorganization, the Company, a Delaware public benefit corporation, became the first publicly traded financial institution that is a public benefit corporation (a “PBC”), further underscoring the Company’s commitment to creating public benefit and sustainable value, in addition to generating profit for stockholders.

“The creation of Amalgamated Financial Corp. as a public benefit corporation is an extension of our mission to be America’s socially responsible bank and a leader in driving social change that builds a more just and sustainable world,” said Drew LaBenne, Chief Financial Officer of Amalgamated Financial Corp. “Our incorporation as a benefit corporation will enable us to consider the social and environmental impacts of our business when making key corporate decisions, while the holding company structure will provide us with increased flexibility to pursue strategic opportunities to drive long-term growth.”

As a PBC, the Company will be a for-profit corporation that has also committed to consider the impact of its decisions on various factors beyond stockholder return, including workers, customers, suppliers, community, the environment, and society. As a bank holding company, the Company will also gain access to additional means of raising capital and more flexibility to engage in non-banking financial activities. This will provide an opportunity to expand its offerings to customers.

“Amalgamated Bank was the first US public entity to hold a vote to embed benefit corporation style governance into its legal DNA, and now, through the creation of Amalgamated Financial Corp., they’re sticking to that promise,” said Andrew Kassoy, CEO and Cofounder of B Lab, “proving that their mission will live on even through organizational changes. In a country that needs more responsible financial institutions, I hope that other banks will follow Amalgamated’s extraordinary leadership on stakeholder governance.”

Amalgamated Financial is one of nearly 4,000 Certified B Corporations, also known as B Corps, in the world, and one of a select few that are publicly traded. In July 2020 and prior to the reorganization, the stockholders of the Bank voted to update the Bank’s Organization Certificate to outline that its purpose while engaging in commercial banking “shall include creating a material positive impact on society and the environment, taken as a whole, from the business and operations of the Bank.” Similarly, the Company’s Certificate of Incorporation provides that it intends “to operate in a responsible and sustainable manner and to produce a public benefit or benefits, and is to be managed in a manner that balances the stockholders pecuniary interests, the best interests of those materially affected by the corporation’s conduct, and the public benefit or benefits identified in this certificate of incorporation.”

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified by words and phrases such as “going forward,” “looking forward,” “anticipate,” “expect,” “intend,” “believe,” “may,” “likely,” “will” or other statements that indicate future periods. Such forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements: any unforeseen circumstances involving the Company replacing the Bank as the listed company on The Nasdaq Global Market and our ability to carry out our business strategy prudently, effectively and profitably. Additional factors that may cause actual results to differ materially from those contemplated by any forward-looking statements also may be found in the documents filed by the Company with the SEC or filed by the Bank, with respect to which the Company is the successor issuer, with the FDIC, pursuant to the Exchange Act, including the Bank’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the FDIC and available at the FDIC’s website at https://efr.fdic.gov/fcxweb/efr/index.html. The inclusion of this forward-looking information should not be construed as a representation by the Company, the Bank or any person that future events, plans, or expectations contemplated by the Company or the Bank will be achieved. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

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About Amalgamated Financial Corp.

Amalgamated Financial Corp. is the bank holding company for Amalgamated Bank (“Amalgamated” or the “Bank”), a mission-driven New York-based full-service commercial bank and a chartered trust company with a combined network of six branches in New York City, Washington D.C., San Francisco, and Boston. Amalgamated provides commercial banking and trust services nationally and offers a full range of products and services to both commercial and retail customers. As of December 31, 2020, our total assets were $6.0 billion while our trust business held $36.8 billion in assets under custody and $15.4 billion in assets under management.

Since our founding in 1923, Amalgamated has served as America’s socially responsible bank, empowering organizations, companies, and individuals to advance positive social change. Amalgamated advocates alongside those working to make the world more just, compassionate and sustainable. Amalgamated is the country’s largest B Corp® bank and a proud member of the Global Alliance for Banking on Values. We don’t just have a mission, we are on a mission to advance economic, social, racial and environmental justice utilizing the tools of finance.

For more information, please visit our website at www.amalgamatedbank.com.

Media Contact:

Kylie McKenna

The Levinson Group

kmckenna@mollylevinson.com

202-244-1785